UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NUAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 29, 2021, Nuance Communications, Inc. (the “Company”) issued a notice of full redemption pursuant to the indenture governing its 1.50% Senior Convertible Debentures due 2035 (CUSIP No. 67020Y AG5) (the “1.50% Senior Notes”) announcing that it intends to redeem all of its outstanding 1.50% Senior Notes on November 5, 2021 (such date, the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the 1.50% Senior Notes, plus accrued and unpaid interest thereon, to, but not including, the Redemption Date.

The 1.50% Senior Notes may be converted at any time before 5:00 p.m. Eastern Time on November 4, 2021, the business day prior to the Redemption Date, in accordance with the terms and conditions set forth in the 1.50% Senior Notes and the underlying indenture. The current conversion rate is 48.5216 shares of Nuance common stock per $1,000 principal amount of 1.50% Senior Notes, which is equivalent to a conversion price of approximately $20.61 per share.

The redemption is being made solely pursuant to Nuance’s Notice of Redemption dated September 29, 2021, which will be delivered to the holders of the 1.50% Senior Notes by U.S. Bank National Association, the trustee under the 1.50% Senior Notes indenture. This Current Report on Form 8-K does not constitute a notice of redemption of the 1.50% Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2021	NUANCE COMMUNICATIONS, INC.

	By:	/s/ Wendy Cassity
Wendy Cassity
Executive Vice President and Chief Legal Officer